UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2008
GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (240) 632-0740

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On January 18, 2008, GenVec, Inc. (the “Company”) entered into a manufacturing development agreement (the “Agreement”) with Cobra Biomanufacturing Plc (“Cobra”) to produce commercial quantities of TNFerade™, the Company’s lead product candidate. The Agreement will cover technology transfer, scale-up and validation of the manufacturing process for TNFerade through cGMP consistency lots that will be produced at Cobra’s facility in Oxford, United Kingdom. The total amount to be paid by the Company to Cobra under the Agreement is $9.4 million, of which $3.3 million is expected to be paid in 2008. Under the terms of the Agreement, the work is to be completed within two years.
The Company will file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2007 and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement when filed.
On January 24, 2008, the Company issued a press release announcing the signing of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release issued by GenVec, Inc. on January 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
Date: January 24, 2008	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Chief Financial Officer, Treasurer and Corporate Secretary

Exhibit Index
99.1	Press release issued by GenVec, Inc. on January 24, 2008.